Exhibit 3.1

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SITEL WORLDWIDE CORPORATION

SITEL Worldwide Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is SITEL Worldwide Corporation (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name CustomerOne Holding Corporation on September 25, 1998.

B. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 1, 2000, and filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 27, 2000.

C. The Corporation filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 14, 2000, and filed a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on February 1, 2007.

D. This Third Amended and Restated Certificate of Incorporation amends and restates in its entirety the Second Amended and Restated Certificate of Incorporation of the Corporation and has been duly adopted by the unanimous written consent of the Board of Directors of the Corporation and by the written consent of the majority stockholder of the Corporation, in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware, as applicable.

E. The text of the Corporation’s Second Amended and Restated Certificate of Incorporation is hereby further amended and restated in its entirety as follows:

ARTICLE FIRST

The name of the corporation is SITEL Worldwide Corporation (the “Corporation”).

ARTICLE SECOND

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE THIRD

The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”). The Corporation will have perpetual existence.

ARTICLE FOURTH

The total number of shares of stock which the Corporation shall have authority to issue is 381,000,000 shares of capital stock, classified as (i) 205,000,000 shares of class A common stock, par value $0.01 per share (the “Class A Voting Common Stock”), (ii) 120,000,000 shares of class B common stock, par value $0.01 per share (the “Class B Voting Common Stock”) and (iii) 7,500,000 shares of class C common stock, par value $0.01 per share (the “Class C Voting Common Stocks”) and, collectively with the Class A Voting Common Stock and the Class B Voting Common Stock, (the “Voting Common Stock”), (iv) 20,000,000 shares of class A nonvoting common stock, par value $0.01 per share (the “Class A Nonvoting Common Stock”), (v) 8,500,000 shares of class B nonvoting common stock, par value $0.01 per share (the “Class B Nonvoting Common Stock” and, collectively with the Class A Nonvoting Common Stock, the “Nonvoting Common Stock”), and (vi) 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The Voting Common Stock and the Nonvoting Common Stock are collectively referred to as the “Common Stock”

The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Class A Voting Common Stock, the Class B Voting Common Stock, the Class A Nonvoting Common Stock, the Class B Nonvoting Common Stock, and the Class C Voting Common Stock are as follows:

A. Provisions Relating to the Preferred Stock.

1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the “Board of Directors”) as hereafter prescribed.

2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(b) the number of shares to constitute the class or series and the designations thereof;

(c) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof,

(f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

3. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the

Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

B. Provisions Relating to the Common Stock

1. General. Except as otherwise provided in this Article Fourth, all shares of Class A Voting Common Stock, Class B Voting Common Stock, Class A Nonvoting Common Stock, Class B Nonvoting Common Stock and Class C Voting Common Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

2. Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Voting Common Stock and the Nonvoting Common Stock shall be entitled to receive dividends (payable in cash, stock or otherwise), and the Corporation shall pay dividends on the Voting Common Stock and the Nonvoting Common Stock, as and when declared by the Board of Directors from statutory capital surplus, in such amount and in such form as the Board of Directors may from time to time determine. Except as hereinafter provided with respect to dividends consisting of Shares of Voting Common Stock and Nonvoting Common Stock, all dividends that the Board of Directors may declare from time to time on the Voting Common Stock and the Nonvoting Common Stock shall be declared on all shares of the Voting Common Stock and the Nonvoting Common Stock and shall be paid in an equal amount per share and simultaneously on all shares of Voting Common Stock and Nonvoting Common Stock, then outstanding. Dividends consisting of shares of Voting Common Stock and Nonvoting Common Stock shall be declared by the Board of Directors and shall be paid by the Corporation simultaneously and otherwise only as follows: (i) dividends consisting of shares of (A) Class A Voting Common Stock shall only be declared and paid to holders of shares of Class A Voting Common Stock, (B) Class B Voting Common Stock shall only be declared and paid to holders of shares of Class B Voting Common Stock, (C) Class A Nonvoting Common Stock shall only be declared and paid to holders of shares of Class A Nonvoting Common Stock, (D) Class B Nonvoting Common Stock shall only be declared and paid to holders of shares of Class B Nonvoting Common Stock, and (E) Class C Voting Common Stock shall only be declared and paid to holders of shares of Class C Voting Common Stock; and (ii) the number of shares of (A) Class B Voting Common Stock declared and paid as a dividend with respect to each outstanding share of Class B Voting Common Stock shall be equal to the number of shares of Class A Voting Common Stock declared and paid as a dividend with respect to each outstanding share of Class A Voting Common Stock, (B) Class A Nonvoting Common Stock declared and paid as a dividend with respect to each outstanding share of Class A Nonvoting Common Stock shall be equal to the number of shares of Class A Voting Common Stock declared and paid as a dividend with respect to each outstanding share of Class A Voting Common Stock, (C) Class B Nonvoting Common Stock declared and paid as a dividend with respect to each outstanding share of Class B Nonvoting Common Stock shall be equal to the number of shares of Class A Voting Common Stock declared and paid as a dividend with respect to each outstanding share of Class A Voting Common Stock and (D) Class C Voting Common Stock declared and paid as a dividend with respect to each outstanding share of Class C Voting Common Stock shall be equal to the number of shares of Class A Voting Common Stock declared and paid as a dividend with respect to each outstanding share of Class A Voting Common Stock. In the event the Board of Directors declares and pays a stock dividend of the same class on any of the Class A Voting Common Stock, Class B Voting Common Stock, Class A Nonvoting Common Stock, Class B Nonvoting Common Stock or the Class C Voting Common Stock, it shall simultaneously declare and pay a dividend on each of the Class A Voting Common Stock, Class B Voting Common Stock, Class A Nonvoting Common Stock, Class B Nonvoting Common Stock and Class C Voting Common Stock in accordance with the preceding sentence.

3. Voting Rights. (a) The holders of shares of Class A Voting Common Stock, the holders of shares of Class B Voting Common Stock and the holders of Class C Voting Common Stock shall be entitled to receive notice of and to attend all meetings of the stockholders of the Corporation and to vote together at all such meetings, except meetings at which only the holders of one class or series of shares of the Corporation’s capital stock are entitled to vote separately as a class or series, as the case may be. At any meeting at which the holders of shares of Class A Voting Common Stock, the holders of shares of Class B Voting Common Stock and the holders of Class C Voting Common Stock are entitled to vote together, the shares of Class A Voting Common Stock shall be entitled to one vote per share, the shares of Class B Voting Common Stock shall be entitled to 25 votes per share and the holders of shares of Class C Voting Common Stock shall be entitled to one vote per share, in each case to the extent held of record on the applicable record date. The holders of shares of Class C Voting Common Stock shall be entitled to one vote per share held of record on the record date in respect of any meeting of holders of shares of Class C Voting Common Stock at which they are entitled to vote separately as a class. The holders of shares of Class B Voting Common Stock shall be entitled to one vote per share held of record on the record date in respect of any meeting of holders of shares of Class B Voting Common Stock at which they are entitled to vote separately as a class. The holders of shares of Class A Voting Common Stock shall be entitled to one vote per share held of record on the record date in respect of any meeting of holders of shares of Class A Voting Common Stock at which they are entitled to vote separately as a class.

(b) The holders of shares of Nonvoting Common Stock shall not be entitled to vote upon any matter submitted to a vote of the stockholders of the Corporation except as may be otherwise required by applicable law.

4. Conversion of Shares of Class B Voting Common Stock. (a) Each share of Class B Voting Common Stock shall be convertible at any time at the option of the holder thereof into one share of Class A Voting Common Stock.

(b) Shares of Class B Voting Common Stock will be converted automatically into shares of Class A Voting Common Stock upon any transfer thereof except (A) (i) a transfer to Onex (as hereinafter defined) or an Affiliate of Onex, (ii) a transfer to OMERS (as hereinafter defined) or an Affiliate of OMERS, (iii) a transfer by any Affiliate (as hereinafter defined) of Onex to Onex or its Affiliates, and (iv) a transfer by any Affiliate of OMERS to OMERS or its Affiliates, or (B) a transfer of 100% of the outstanding shares of Class B Voting Common Stock to a purchaser who has offered to purchase all of the outstanding shares of Class A Voting Common Stock for a per share consideration identical to, and otherwise on the same terms as, that offered for the shares of Class B Voting Common Stock, provided that the shares of Class B Voting Common Stock held by such purchaser thereafter shall be subject to the provisions of this paragraph 4 as if all references to Onex in this paragraph 4 were references to such purchaser.

(c) If any holder of shares of Class B Voting Common Stock that is an Affiliate of Onex or OMERS at the time of receipt of such shares ceases to be an Affiliate of Onex or OMERS, the shares of Class B Voting Common Stock held by such holder shall convert automatically into shares of Class A Voting Common Stock on a one-for-one basis.

(d) If (A) Onex and its Affiliates, collectively, cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the shares of Class B Voting Common Stock held by Onex and its Affiliates, such shares of Class B Voting Common Stock shall convert automatically into shares of Class A Voting Common Stock on a one-for-one basis, or (B) OMERS and its Affiliates, collectively, cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of any of the shares of Class B Voting Common Stock held by OMERS and its Affiliates, such shares of Class B Voting Common Stock shall convert automatically into shares of Class A Voting Common Stock on a one-for-one basis.

(e) If at any time the number of outstanding shares of Class B Voting Common Stock shall represent less than 5% of the aggregate number of the outstanding shares of Voting Common Stock, all of the outstanding shares of Class B Voting Common Stock shall automatically be converted at such time into shares of Class A Voting Common Stock.

(f) As used herein, (A) “Onex” includes Onex Corporation, any successor legal entity resulting from an amalgamation, merger, arrangement, sale of all or substantially all of the assets, or other business combination or reorganization involving Onex, provided that such successor legal entity beneficially owns directly or indirectly all shares of Class B Voting Common Stock beneficially owned directly or indirectly by Onex immediately prior to such transaction, and is Controlled by the same Person or Persons that Controlled Onex prior to the consummation of such transaction, (B) “OMERS” means Ontario Municipal Employees Retirement Board, any successor legal entity resulting from an amalgamation, merger, arrangement, sale of all or substantially all of the assets, or other business combination or reorganization involving OMERS, provided that such successor legal entity beneficially owns directly or indirectly all shares of Class B Voting Common Stock beneficially owned directly or indirectly by OMERS immediately prior to such transaction, and is Controlled by the same Person or Persons that Controlled OMERS immediately prior to the consummation of such transaction; (C) a legal entity shall be deemed to be a “Subsidiary” of another legal entity if, but only if, (1) it is Controlled directly or indirectly by such other entity, or such other entity and one or more legal entities each of which is Controlled by such other entity, or two or more legal entities each of which is Controlled by such other entity; or (2) it is a Subsidiary of a legal entity that is such other entity’s Subsidiary; (D) “Affiliate” means (i) in the case of Onex, a Subsidiary of Onex or a legal entity Controlled directly or indirectly by the same Person that Controls Onex, and (ii) in the case of OMERS, a Subsidiary of OMERS or a legal entity Controlled directly or indirectly by the same Person that controls OMERS; (E) “Control” means beneficial ownership or Control or direction over, (i) securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors or (ii) if the entity in question is not a corporation, securities having the right to seat more than 50% of such entity’s principal policy-making body; (F) a Person is deemed to beneficially own any security which is beneficially owned by a legal entity Controlled by such Person; and (G) “Person” means any natural person, other corporation, association, joint stock association, business trust, estate, cooperative, partnership, firm, trust, limited liability company, joint venture, political subdivision, instrumentality, or other entity and the heirs, executors, administrators, successors and permitted assigns of any such Person where the context requires. Notwithstanding the prior sentence, “Control” will be deemed to exist if 50% or more of the members of such policy-making body are obligated by contract or otherwise to vote in accordance with instructions from another entity. The Board of Directors shall determine, in the exercise of its good-faith judgment, whether an entity is Controlled by another for purposes of this Article Fourth. Section 4. As used herein, “beneficial ownership” shall be determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and applicable interpretations thereof.

5. Conversion of Shares of Class C Voting Common Stock. In the event of a firm commitment underwritten public offering of common stock or other equity securities pursuant to a prospectus, registration statement or similar document under the Securities Act of 1933, as amended, or equivalent laws of appropriate jurisdictions where both (i) the proceeds (prior to deducting any underwriters’ discounts and commissions) equal or exceed Fifty Million Dollars ($50,000,000) and (ii) such shares of common stock or equity securities are listed on at least one of The Toronto Stock Exchange, The Montreal Exchange, the New York Stock Exchange or the American Stock Exchange or authorized to be quoted and/or listed on the Nasdaq Stock Market, together with such other stock exchange or exchanges as may be approved by the Board of Directors (a “Qualified IPO”), each share of Class C Voting Common Stock shall be automatically converted immediately prior to the closing of such Qualified IPO (i) into a share of Class A Voting Common Stock on a one-for-one basis or (ii) into a share or shares of the class of securities into which the Class A Voting Common Stock has been or is being converted into, as the case may be, with each share of Class C Voting Common Stock converting into the same number of shares of such securities as each share of Class A Voting Common Stock has converted or will be converted into. Such conversion shall occur automatically and without any further action on the part of the applicable holder of Class C Voting Common Stock.

6. Conversion of Shares of Nonvoting Common Stock. (a) Each share of Class A Nonvoting Common Stock shall be convertible at any time at the option of the holder thereof into one share of Class A Voting Common Stock; provided, however, that any required filings or notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), or any other required regulatory filings shall have been made and become effective, any waiting period has lapsed or the regulatory filing has otherwise become inapplicable, prior to any such conversion.

(b) Each share of Class B Nonvoting Common Stock shall be convertible at any time at the option of the holder thereof into one share of Class B Voting Common Stock; provided, however, that if at the time of conversion, no shares of Class B Voting Common Stock are outstanding, then each share of Class B Nonvoting Common Stock shall be convertible into one share of Class A Voting Common Stock; provided, further, that any required filings or notifications under the HSR Act or any other required regulatory filings shall have been made and become effective, any waiting period has lapsed or the regulatory filing has otherwise become inapplicable, prior to any such conversion.

7. Modification, Subdivision and Consolidation. Any modification to the provisions attaching to the Class A Voting Common Stock, the Class B Voting Common Stock, the Class A Nonvoting Common Stock, the Class B Nonvoting Common Stock, or the Class C Voting Common Stock, respectively, shall require the separate affirmative vote of two-thirds of the votes cast by the holders of shares of such modified class, voting as a separate class. Notwithstanding the prior sentence, for so long as OMERS together with its affiliates and subsidiaries holds at least 33.3% of the Class B Voting Common Stock and the Class B Nonvoting Common Stock (as it may thereafter be converted into Class B Voting Common Stock) that is originally issued to it, the consent of OMERS shall be required to approve any amendment to the terms and provisions of the Class B Voting Common Stock or the Class B Nonvoting Common Stock. The Corporation may not subdivide or consolidate (whether by means of a stock dividend or otherwise) the shares of Class A Voting Common Stock, the shares of Class B Voting Common Stock, the shares of Class A Nonvoting Common Stock, the shares of Class B Nonvotitig Common Stock or the shares of Class C Voting Common Stock, without at the same time proportionately subdividing or consolidating the shares of each other class.

8. Rights on Dissolution. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its stockholders for the purpose of winding up its affairs, subject to the prior rights and preferences, if any, of the holders of the Preferred Stock, the holders of shares of the Voting Common Stock and Nonvoting Common Stock then outstanding shall be entitled to receive the remaining property and assets of the Corporation ratably in proportion to the number of shares of such classes of Common Stock held by each holder.

C. General

1. Subject to the foregoing provisions of this Third Amended and Restated Certificate of Incorporation, the Corporation may issue shares of Preferred Stock and shares of Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors (or a duly authorized committee thereof), which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or any duly authorized committee thereof. The Board of Directors, or a duly appointed committee thereof shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights by resolution(s); provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

ARTICLE FIFTH

Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

ARTICLE SIXTH

The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

ARTICLE SEVENTH

No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE EIGHTH

To the extent permitted by law, the Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent, or similar functionary of another Person, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eighth is in effect. Any repeal or amendment of this Article Eighth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eighth. Such right shall include the right to be paid by the Corporation expenses (including attorney’s fees) incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including the Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

As used herein, the term “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such a Proceeding, and any inquiry or investigation that could lead to such a Proceeding.

ARTICLE NINTH

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Ninth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

ARTICLE TENTH

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

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IN WITNESS WHEREOF, I, the undersigned, being the Corporate Secretary of the Corporation, have executed, signed, and acknowledged this Third Amended and Restated Certificate of Incorporation as of April 27, 2007 and do certify that this is my act and deed and that the facts stated herein are true.

/s/ Terrence Mitchell Leve, Sr.
Terrence Mitchell Leve, Sr.
Corporate Secretary